UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2024 (August 3, 2023)
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OneSpan Inc.
(Exact name of registrant as specified in charter)
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Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Marina Park Drive, Unit 1410
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001
N/A
(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

This Amendment No 1 to Current Report on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of OneSpan Inc. (the “Company”) filed with the Securities and Exchange Commission on August 9, 2023 (the “Original Form 8-K").

In the Original Form 8-K, the Company reported cost reduction actions and related restructuring charges under Item 2.05 of Form 8-K. The information in this Form 8-K/A supersedes and replaces the information provided under Item 2.05 of the Original Form 8-K.
ITEM 2.05    Costs Associated with Exit or Disposal Activities

As reported in the Original Form 8-K, on August 3, 2023, the Board of Directors of the Company approved cost reduction actions (the “Actions”) intended to achieve greater operational efficiency, drive higher levels of Adjusted EBITDA, and strengthen the Company’s ability to create value for its shareholders over the long term.

The Company has incurred and expects to continue to incur restructuring charges in connection with the Actions. These restructuring charges consist primarily of charges related to employee transition and severance payments and employee benefits (together, the “Workforce-Related Charges”), with a significantly smaller amount of charges relating to vendor contract termination and rationalization actions (the “Vendor-Related Charges”). The Company now estimates that it will incur from $13 million to $15 million in total restructuring charges associated with the Actions (the “Total Expected Charges”), as compared to its preliminary estimate of $15 million to $20 million set forth in the Original 8-K. Of the Total Expected Charges, $11 to $12 million and $2 to $3 million, respectively, are expected to be Workforce-Related Charges and Vendor-Related Charges. The Company incurred approximately $9 million of the Total Expected Charges in 2023. With the exception of approximately $0.7 million of the Vendor-Related Charges, all of the Total Expected Charges have resulted or are expected to result in future cash expenditures.

The workforce related component of the Actions is expected to be substantially complete by mid-2024, subject to local law and consultation requirements. The vendor contract component of the Actions is planned for completion by the end of 2025.

The Company has, and plans to continue to, exclude the charges associated with the Actions from its Adjusted EBITDA non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, long-term incentive compensation, restructuring and related charges, and certain non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and non-routine shareholder matters. The Company uses Adjusted EBITDA as a simplified measure of performance for use in communicating its performance to investors and analysts and for comparisons to other companies within its industry.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding the outcomes the Company expects from the Actions, including the ability of the Actions to achieve greater operational efficiency, drive higher levels of Adjusted EBITDA, and strengthen the Company’s ability to create value for its shareholders over the long term, and statements regarding the types, amounts and completion timing of the restructuring charges the Company anticipates from the Actions. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", "should", "could", “confident”, or "might", and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Important factors that could materially affect our business and financial results include, but are not limited to factors described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023. The Company does not have any intent, and disclaims any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in its expectations after the date of this Form 8-K, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2024	OneSpan Inc.

/s/ Jorge Martell
Jorge Martell
Chief Financial Officer (Principal Financial and Accounting Officer)